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AT ANDREA ELECTRONICS
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Corisa L. Guiffre, Chief Financial Officer

(631) 719-1800
(800) 707-5779



FOR IMMEDIATE RELEASE
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December 15, 2004


     ANDREA ELECTRONICS ANNOUNCES SUSPENSION OF TRADING ON AMEX AND EXPECTED
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                      QUOTATION ON THE OTC BULLETIN BOARD
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MELVILLE, NEW YORK, DECEMBER 15, 2004 - Andrea Electronics Corporation (AMEX:
AND - News) announced today that it has been informed by the staff of the American Stock Exchange ("AMEX"), that, prior to the market opening on December 16, 2004, the AMEX will suspend trading of Andrea's common stock. The AMEX indicated that it will thereafter commence proceedings with the Securities and Exchange Commission to delist Andrea's common stock.

As previously announced, Andrea received notice, on December 1, 2004, from the staff of the AMEX indicating that the staff had determined that the Company no longer complied with AMEX's continued listing standards due to the Company having shareholders' equity below $6.0 million and sustained losses from continuing operations and net losses during the Company's five most recent fiscal years, as set forth in AMEX Company Guide Section 1003(a)(iii).

Subject to the interest of market makers, Andrea's common stock is expected to be quoted on the OTC Bulletin Board. Andrea's common stock will be quoted on the OTC Bulletin Board under the new ticker symbol "ANDR." Investors should be aware that trading in Andrea's common stock through market makers and quotation on the OTC Bulletin Board may involve risk, such as trades not being executed as quickly as when the common stock was listed on the AMEX.

ABOUT ANDREA ELECTRONICS

ANDREA ELECTRONICS CORPORATION DESIGNS, DEVELOPS AND MANUFACTURES AUDIO TECHNOLOGIES AND EQUIPMENT FOR ENHANCING APPLICATIONS THAT REQUIRE HIGH PERFORMANCE AND HIGH QUALITY VOICE INPUT. THE COMPANY'S PATENTED DIGITAL SUPER DIRECTIONAL ARRAY (DSDA(R)), PATENT-PENDING DIRECTIONAL FINDING AND TRACKING ARRAY (DFTA(R)), PATENTED PUREAUDIO(R), AND PATENTED ECHOSTOP(TM) FAR-FIELD MICROPHONE TECHNOLOGIES ENHANCE A WIDE RANGE OF AUDIO PRODUCTS TO ELIMINATE BACKGROUND NOISE AND ENSURE THE OPTIMUM PERFORMANCE OF VOICE APPLICATIONS. VISIT ANDREA ELECTRONICS' WEBSITE AT WWW.ANDREAELECTRONICS.COM OR CALL 1-800-707-5779.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD LOOKING STATEMENTS, WHICH


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REFLECT MANAGEMENT'S ANALYSIS ONLY AS THE DATE MADE. THE COMPANY DOES NOT
UNDERTAKE ANY OBLIGATION TO PUBLICLY REVISE THESE FORWARD LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT ARISE AFTER THE DATE OF SUCH STATEMENTS.